UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2015

Famous Dave’s of America, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction

Of Incorporation)

000-21625	41-1782300
(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Whitewater Drive, Suite 200 Minnetonka, Minnesota	55343
(Address Of Principal Executive Offices)	(Zip Code)

(952) 294-1300

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 2 through 8 are not applicable and therefore omitted.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 11, 2015, Famous Dave’s of America, Inc. (the “Company”) and its subsidiaries (each, a “Borrower” and collectively, the “Borrowers”) entered into a First Amendment (the “First Amendment”) to the Third Amended and Restated Credit Agreement (the “Credit Agreement”) with Wells Fargo, National Association as Administrative Agent and Lender. The First Amendment Effective Date, as defined in the First Amendment, is December 11, 2015.

The First Amendment amends the Credit Agreement to change the maturity to December 31, 2018 and to reduce the term loan maximum to $12,000,000 and reduce the maximum revolving credit loan commitment to $3,000,000 with a $2,000,000 letter of credit sublimit, which reductions required the Borrowers to make an aggregate payment of approximately $5,140,000 on the First Amendment Effective Date. Immediately following the First Amendment Effective Date, the Borrowers indebtedness under the Credit Agreement consisted of $12,000,000 in term loans, no revolving loans, and $1,145,000 in outstanding letters of credit that are currently undrawn. Subsequent to the aggregate payment pursuant to the First Amendment on December 11, 2015, our unrestricted deposit account cash balance was approximately $3.4 million. In addition, the Company had approximately $1.85 million of availability under its revolving credit loan.

By the First Amendment, the Borrowers agreed to increases in the Applicable Margin (as defined in the First Amendment), which will initially be 3.25% for Eurodollar Rate Loans, 1.75% for Base Rate Loans and 0.50% for Commitment Fees, and will thereafter be adjusted based upon the Adjusted Leverage Ratio. Further, the First Amendment amended effective as of September 30, 2015 the Adjusted Leverage Ratio covenant and consolidated Cash Flow Ratio covenant. As amended by the First Amendment, the Company was in compliance with the covenants of the Credit Agreement at September 30, 2015 and no events of default exist. The Borrowers are also generally prohibited from making any Restricted Payment (as defined in the Credit Agreement) and from making any Growth Capital Expenditures (as defined in the Credit Agreement) in the fiscal quarter ending December 31, 2015 and, for the subsequent quarters, are prohibited from making Growth Capital Expenditures costing in excess of $2 million in the aggregate during any fiscal year.

By the Amendment, the Borrowers are required to pay $150,000 each month commencing after the First Amendment Effective Date as a principal reduction of the term loans and are required to make mandatory principal prepayments in an amount equal to specified percentages of the net cash proceeds of Dispositions (as defined in the First Amendment) based upon the Adjusted Leverage Ratio. These mandatory principal prepayments will be applied first to the term loans and second to any revolving loans then outstanding.

The foregoing summary of the First Amendment is qualified in all respects by First Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	First Amendment to Third Amended and Restated Credit Agreement dated as of December 11, 2015 by and among Famous Dave’s of America, Inc., D&D of Minnesota, Inc., Lake & Hennepin BBQ and Blues, Inc., Famous Dave’s RIBS, Inc., Famous Dave’s RIBS-U, Inc., and Famous Dave’s Ribs of Maryland, Inc., each as borrowers, and Wells Fargo Bank, National Association, as administrative agent and lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

By:	/s/ Richard A. Pawlowski
Richard A. Pawlowski
Chief Financial Officer

Date: December 11, 2015

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